Table of Contents

Exhibit 4(b)(14)

THIRD AMENDMENT TO THE AGREEMENT EXECUTED ON JUNE 27, 2007
BETWEEN COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO
AND GALEAZZI & ASSOCIADOS LTDA.

THIS AGREEMENT is entered into by and between the parties identified below:

I) COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a Brazilian corporation headquartered at Avenida Brigadeiro Luis Antonio, no. 3172, in the City of São Paulo, State of São Paulo, enrolled with the Corporate Taxpayers’ Registry of the Brazilian Treasury Department (CNPJ/MF) under no. 47.508.411/0001-56, herein represented under its bylaws, and hereinafter referred to as “COMPANY” or “GRUPO PÃO DE AÇÚCAR”; and

II) GALEAZZI & ASSOCIADOS CONSULTORIA E SERVIÇOS DE GESTÃO EMPRESARIAL LTDA., a Brazilian limited liability company headquartered at Alameda Rio Negro, 911, 6º andar 6th Floor, cj. 615 room, Alphaville District, in the City of Barueri, State of São Paulo, enrolled with the Individual Taxpayers’ Registry of the Brazilian Treasury Department (CNPJ/MF) under no. 04.161.313/0001-82, herein represented by Mr. André Luiz Pimentel dos Santos, a Brazilian citizen, married, businessman, bearer of the Identity Card RG 09071049-2 IFP/RJ issued by the Identification Institute in the State of Rio de Janeiro], enrolled with the Individual Taxpayers’ Registry of the Brazilian Treasury Department (CPF/MF) under no. 819.405.307-25, residing and domiciled at Rua Afonso Braz, 747, ap. 131 D, Vila Nova Conceição District, in the City of São Paulo, hereinafter referred to as“CONTRACTOR”.

(COMPANY and CONTRACTOR are herein collectively referred to as “PARTIES” and individually as “PARTY”)

NOW, THEREFORE, the PARTIES agree to amend the Service Proposal executed on June 27, 2007 (“AGREEMENT”), the First Amendment to the Agreement, executed on December 10, 2007 (“FIRST AMENDMENT”) and the Second Amendment to the
Agreement, executed on October 1st, 2008 (“SECOND AMENDMENT”), in accordance with the terms and conditions as follows:

CLAUSE ONE – OBJECT AND TERM OF THE AGREEMENT

1.1 The Parties agree that the CONTRACTOR shall continue rendering the corporate advisory and assistance services as described in the “AGREEMENT”,“FIRST AMENDMENT” and “SECOND AMENDMENT” to all of the companies belonging to GRUPO PÃO DE AÇÚCAR, which already exists or which shall be acquired or incorporated, within the whole territory where it operates.

1.2 The Parties agree that the services object of the “AGREEMENT”, “FIRST AMENDMENT” and “SECOND AMENDMENT” shall automatically expire on June 30, 2010, regardless of any prior notice or communication to either Party.

CLAUSE TWO – PAYMENT TERMS

2.1 The Parties inform that they are engaged in discussions aimed at concluding negotiations on the commercial aspects and the varying remuneration for this new period, wherefor said issues shall be the object of a new amendment, to be timely entered into.

2.2 Before such new amendment is executed, the duty of the COMPANY to pay to the CONTRACTOR the amount stipulated at three hundred fifty thousand Reals (R$ 350,000.00), to be paid on a monthly basis, and not subject to adjustment, remains valid for the corporate advisory and assistance services to all of the companies belonging to“GRUPO PÃO DE AÇÚCAR”, including those established in Rio de Janeiro and in the North-Eastern region.

CLAUSE THREE – RATIFICATION OF THE AGREEMENT TERMS

3.1 All the other clauses contained in the Agreement and Amendments thereto are hereby expressly ratified, especially those concerning CONFIDENTIALITY AND SECRECY and AGREEMENT NOT TO COMPETE, which remain fully valid, as provided for in the agreements referred to herein, and of which this Amendment becomes an integral part.

IN WITNESS WHEREOF, the Parties execute this Agreement in two (2) counterparts of a same content and form, in the presence of two (2) witnesses, the relevant registrations and amendments thereto being hereby authorized.

São Paulo, December 31st 2009

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

GALEAZZI & ASSOCIADOS CONSULTORIA E SERVIÇOS DE GESTÃO EMPRESARIAL LTDA.

Witnesses:
1.
Name: Silvana Moscovi Corrêa
Brazilian ID - RG: 13.694.661

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